SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)

Raymond S. Haverstock
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3909
(Name, address and telephone number of agent for service)

NPS Pharmaceuticals, Inc.
(Issuer with respect to the Securities)

Delaware	87-0439579

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

383 Colorow Drive
Salt Lake City, UT	84108-1256

(Address of Principal Executive Offices)	(Zip Code)

Subordinated Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2005 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4 filed by Revlon Consumer Products Corp., Registration Number 333-128217, dated 11-22-2005.

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SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 20th of January, 2006.

By:	/s/ Raymond S. Haverstock Raymond S. Haverstock Vice President

By:	/s/ Richard Prokosch Richard Prokosch Vice President

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Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 20th, 2006

By:	/s/ Raymond S. Haverstock Raymond S. Haverstock Vice President

By:	/s/ Richard Prokosch Richard Prokosch Vice President

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Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2005

($000’s)

9/30/2005
Assets
Cash and Due From Depository Institutions	$6,913,461
Securities	41,305,628
Federal Funds	3,300,808
Loans & Lease Financing Receivables	132,797,940
Fixed Assets	1,767,618
Intangible Assets	10,366,321
Other Assets	10,215,546

Total Assets	$206,667,322
Liabilities
Deposits	$130,337,423
Fed Funds	17,257,962
Treasury Demand Notes	0
Trading Liabilities	176,079
Other Borrowed Money	25,506,397
Acceptances	85,177
Subordinated Notes and Debentures	6,661,982
Other Liabilities	5,968,944

Total Liabilities	$185,993,964
Equity
Minority Interest in Subsidiaries	$1,029,440
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	7,821,678

Total Equity Capital	$20,673,358
Total Liabilities and Equity Capital	$206,667,322

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Raymond S. Haverstock Vice President

Date: January 20th, 2006

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